Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-171841) on Form S-8 of GAIN Capital Holdings, Inc. of our report dated March 27, 2013, relating to our audit of the financial statements of the Gain Capital Holdings, Inc. 2011 Employee Stock Purchase Plan, which appears in this Annual Report on Form 11-K of Gain Capital Holdings, Inc. Employee Stock Purchase Plan for the year ended December 31, 2012.

/s/ McGladrey LLP
Stamford, Connecticut
March 27, 2013